ARTICLES OF INCORPORATION

OF

TCW CONVERTIBLE SECURITIES FUND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND JANUARY 13, 1987 AT 10:51 O’CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

ORGANIZATION AND CAPITALIZATION FEE PAID:	RECORDING FEE PAID:	SPECIAL FEE PAID:

$ 100	$ 26	$

D2270130

TO THE CLERK OF THE COURT OF                  BALTIMORE CITY

IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

RETURN TO: CT CORPORATION SYSTEM 32 SOUTH STREET BALTIMORE	MD 21202

133C3000997
A 220930
RECORDED IN THE RECORDS OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND IN LIBER FOLIO

ARTICLES OF INCORPORATION

OF

TCW CONVERTIBLE SECURITIES FUND, INC.

ARTICLE I

The undersigned, Richard R. Grantham, whose mailing address is 400 South Hope Street, Los Angeles, California 90071, being an adult, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intent of forming a corporation.

ARTICLE II

The name of the Corporation is:

TCW CONVERTIBLE SECURITIES FUND, INC.

The Corporation acknowledges that it is adopting its corporate name through permission of TCW Management Company, a Nevada corporation (hereinafter referred to, together with its wholly-owned subsidiaries, as “TCW”), and agrees that if TCW or a successor to its business (whether such succession be by merger, consolidation, purchase of assets or otherwise) should, at any time and for any cause, cease to be the investment adviser to the Corporation, the Corporation shall at the written request of TCW and/or any such successor eliminate the letters “TCW” from the Corporation’s corporate name and from the designations of its shares and will not thereafter use the letters “TCW” in any form or combination whatsoever in the conduct of the Corporation’s business. The Corporation further acknowledges that TCW reserves the right to grant the non-exclusive right to use the letters “TCW” to any other corporation, including other investment companies, whether now in existence or hereafter created. The foregoing agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, shareholders, creditors and all other persons claiming under or through it.

ARTICLE III

The purposes for which the Corporation is formed are to act as an investment company under the Investment Company Act of 1940 and to engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

ARTICLE IV

The Corporation is expressly empowered as follows:

(1) To hold, invest and reinvest its assets in securities and other investments and in connection therewith to hold part or all of its assets in cash.

(2) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(3) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter of the Corporation.

(4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of the Corporation’s securities portfolio and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or stockholder of the Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

(5) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation, such dividend disbursing agent or agents and such transfer agent or agents for its shares, on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents and transfer agents out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

(6) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE V

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

ARTICLE VI

(1) The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, of the par value of One Cent ($0.01) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000), all of which shares are designated common stock.

(2) Any fractional share will carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

(3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation.

ARTICLE VII

(1) The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3). The name of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

Ernest O. Ellison

Coleman W. Morton

Richard R. Grantham

(2) No holder of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Charter, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

(3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, now or hereafter in force, including advance of related expenses.

ARTICLE VIII

Any determination made in good faith, so far as accountant matters are involved, in accordance with [___] accounting practices by or pursuant to the direction of [___] Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), as to the value of any security or other asset owned by the Corporation, as to the number of shares of the Corporation outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating securities in orderly fashion, as to whether securities are securities of a “foreign issuer,” as to whether issuers of a security are engaged in a particular “industry,” or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on “margin,” a sale of securities “short,” or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the conditions and understanding evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Character of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company act of 1940, as amended, or of any valid rule, regulation or other order of the Securities and Exchange Commission thereunder, or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX

The duration of this Corporation shall be perpetual.

ARTICLE X

Commencing with the fiscal year of the Corporation which begins on January 1, 1990, and in each fiscal year thereafter, if (i) the Corporation has not adopted the amendment described in this Article, and (ii) shares of the Corporation’s common stock have treated on the principal securities exchange where listed at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks next preceding December 31 in such fiscal year, the Corporation will submit to its stockholders at the next succeeding annual meeting of stockholders a proposal, to the extent consistent with the Investment Company Act of 1940, to amend the Charter of the Corporation to provide that, upon the adoption of such amendment by the holders of two-thirds of the Corporation’s outstanding shares of common stock, the common stock shall become a redeemable security (as such term is defined in the Investment Company Act of 1940).

ARTICLE XI

(1) The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

(2) Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of or to be otherwise taken or authorized by a vote of the shareholders, the holders of a majority or other designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in the Charter of the Corporation.

(3) So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

(4) In furtherance, and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

(A) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

(B) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by law or authorized by resolution of the Board of Directors.

(C) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and personal.

(D) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, the Charter and the By-Laws of the Corporation.

(E) Any directors or officer, individually, or any firm of which any director or officer may be a member, or any corporation, trust or association of which any director or officer may be an officer or director or in which any director or officer may be directly or indirectly interested as the holder of any amount of its common stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that the fact of any such interests or relationship shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any such director or officer of the Corporation may be counted in determining the existence of a quorum at the meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if such other interests or relationships did not exist.

(5) The affirmative vote of the holders of two-thirds of the total number of shares of the Corporation outstanding and entitled to vote thereon is required to authorize any of the following actions:

(A) merger or consolidation of the Corporation with an open-end investment company or with a closed-end investment company unless such closed-end investment company’s charter requires the affirmative vote of two-thirds of its outstanding shares to approve the types of transactions described in this Section (5);

(B) dissolution of the Corporation;

(C) sale of all or substantially all of the assets of the Corporation; or

(D) amendment to the Charter of the Corporation which makes the Common Stock a redeemable security as such term is defined in the Investment Company Act of 1940) or which reduces the two-thirds vote required to authorize the actions in (A) through (D) above.

IN WITNESS WHEREOF, the undersigned incorporator of TCW Convertible Securities Fund, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act.

Dated the 9th day of January, 1987.

Richard R. Grantham